UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K/A
(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2021

TANGER FACTORY OUTLET CENTERS, INC.
_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Suite 360, Greensboro, NC 27408
(Address of principal executive offices)
(336) 292-3010
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	SKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amended 8-K”) is being filed to amend the Current Report on Form 8-K of Tanger Factory Outlet Centers, Inc. (the “Company”) filed on September 8, 2021 (the “Original 8-K”). The Amended 8-K updates certain disclosures therein based on information that became available after the date of the Original 8-K. The disclosure contained in Item 5.02 of the Original 8-K is hereby supplemented and amended by the disclosure contained in Item 5.02 of this Amended 8-K.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on September 1, 2021, Lisa J. Morrison, Executive Vice President of Leasing of the Company notified the Company of her intention to transition from her executive officer role, effective upon entry into a Transition and Consulting Agreement between Ms. Morrison and the Company or at a later date to be determined. On September 9, 2021, the Company and Ms. Morrison entered into a Transition and Consulting Agreement (the “Consulting Agreement”), pursuant to which Ms. Morrison formally resigned from her role as Executive Vice President of Leasing, effective September 9, 2021, and agreed to serve as a consultant to the Company for a period of one year commencing as of September 9, 2021 (subject to earlier termination as provided in the Consulting Agreement, the “Consulting Period”). Pursuant to the Consulting Agreement, the Company has agreed to pay Ms. Morrison a monthly fee of $8,333.33 during the Consulting Period, pro rated for any partial month of service, and all of Ms. Morrison’s equity awards will continue to be eligible to vest through the end of the Consulting Period in accordance with their respective terms as if Ms. Morrison continued to serve as an employee of the Company. Ms. Morrison has also agreed to continue to comply with her restrictive covenant obligations under the letter agreement between her and the Company, dated as of April 1, 2021, relating to the Company’s Executive Severance and Change of Control Plan. The Company’s entrance into the Consulting Agreement and provision of the benefits thereunder are subject to Ms. Morrison’s execution and non-revocation of a release of claims.

The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01       Departure Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included with this report:

Exhibit No.
10.1	Transition and Consulting Agreement between Tanger Factory Outlet Centers, Inc. and Lisa J. Morrison, dated September 9, 2021.

104	Cover Page Interactive File (the cover page tags are embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2021

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ James F. Williams
James F. Williams
Executive Vice President, Chief Financial Officer and Treasurer